Exhibit 99.1

ADOLFO CARRIÓN JR. Commissioner	Office of the Commissioner 100 Gold Street New York, N.Y. 10038

September 6, 2023

Anthony Capone

Chief Executive Officer

Rapid Reliable Testing NY, LLC (d/b/a DocGo)

35 West 35th Street

New York, New York 10001

Re:	Rapid Reliable Testing NY LLC Contract #20248801671

Dear Mr. Capone,

I refer to the letter received by my office yesterday from New York City Comptroller Brad Lander, stating that your above referenced contract (the “Contract”) with the Department of Housing Preservation and Development (“HPD”) is being returned.

Please be advised that the Comptroller’s letter and his statements related thereto reported in the New York Times this morning notwithstanding, HPD intends to inform the Comptroller that he is required to take the necessary steps for HPD to make payments under the Contract. There is no risk of non-payment as a result of the Comptroller’s letter and statements regarding the Contract and DocGo will be paid in accordance with the Contract. Payment under the Contract will commence promptly.

We thank you for your service, dedication and patience as we together address the migrant crisis here in New York.

Sincerely,

/s/ Adolfo Carrion Jr.
Adolfo Carrion Jr.
Commissioner